Contact:          Robert Mosby, QMed, Inc.
                  732-544-5544 Ext. 1107


QMed, Inc.  Reports Year End Results including Q4 Profits of $0.08 per share
--------------------------------------------------------------------------------

Eatontown, New Jersey, January 27, 2005 - QMed, Inc. (NASDAQ Symbol: QMED) today announced financial results for the fiscal year and fourth quarter ending November 30, 2004. Revenue for the year increased to $15,576,599 from $12,899,361 a year ago. Net loss for the year totaled $(1,739,445) or $(0.12) per share compared to a net loss of $(2,151,376) or $(.15) per share a year ago.

Revenue for the three-month period ended November 30, 2004 increased to $4,785,815, up approximately 74% from $2,751,704 in the prior year. Revenues of approximately $200,000 were recognized after a final reconciliation of a completed health plan contract. Net income for the quarter was $1,136,134 or $.08 per share, inclusive of approximately $230,000 related to the sale of net operating losses, compared to a net loss of $(1,178,860) or $(.08) per share for the same period a year ago.

Michael W. Cox, president and CEO, said, "The fourth quarter results return us to profitability, a goal toward which we have worked diligently for several quarters. These positive results give us a good start on the new fiscal year and we clearly expect to operate our current core book of business profitably in 2005. Operational field improvements, coupled with new systems for improved patient identification and predictive assessments surrounding `high-risk' patient selection were instrumental in this profitable fourth quarter achievement. Importantly, too, impressive increases in our Medicare HeartPartners enrollment contributed to these quarterly results, and we now expect a continuing and higher revenue contribution from this project in 2005, than had been anticipated."

"As of this date, approximately 5,000 heart failure patients have been randomized into this large scale Medicare demonstration project," he continued. "Considering the complexity of enrolling elderly chronically ill patients into randomized Medicare projects that are designed to test cost effectiveness, we believe this program has given us key insights into patient enrollment and engagement obstacles that must be overcome in order for us - or for anyone else
- to succeed in future Medicare applications and to be scaleable in multiple markets."

"In particular, we believe that the Medicare Capitated Disease Management Demonstration, once awarded, and the derived business opportunities it affords us, will be an ideal and a very large scale environment to reap the benefit of these key insights and accomplishments. The longer term implications of success in such a capitated environment are substantial."

"We reduced the financial risk aspects in all of our health plan contracts and have positioned the Company for dramatic growth in 2005 and beyond. The financial results for this year reflect costs associated with the implementation and planning of large Medicare Demonstration projects, some of which await final award, as well as contract reconciliations and restructurings. We believe that these and other Medicare projects will have substantial benefit in the future. We also believe that restructured contracts will more accurately reflect the positive results of our interventions, while reducing financial risk."

"We remain confident in our future, in part because in the new regulatory environment health plans are targeting the Medicare Advantage business segment aggressively," Cox added. "New health plans are looking to get in and existing plans are expanding their participations. As a premier Medicare Advantage Disease Management player, we believe that this is a major trend with beneficial implications for our future."

"We raised a total of $8 million in new capital during the Fourth Quarter and in December 2004. First, Quest Diagnostics, the nation's leading provider of diagnostic testing, information, and services, made its second $2 million investment in our Company. Then in December, we completed another transaction at $10.50 per share and raised an additional $6 million in new equity. As a result, our cash and equivalents stand at approximately $11 million as of December 31st, 2004, compared with approximately $5 million at November 30, 2004. These funds are intended to support implementation of new CMS agreements. We continue to be optimistic that the Medicare Capitation Disease Management Demonstration awards will be made in the near term. We will be one of the first companies to complete our audit of internal controls under Sarbanes-Oxley Section 404 and expect to issue our results within the next two weeks", he concluded.


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

                                            QMED, INC. AND SUBSIDIARIES
                                            Consolidated Balance Sheets
                                                   November 30,

                                     Assets

                                                                                               2004                  2003
                                                                                               ----                  ----
Current assets
    Cash and cash equivalents                                                           $        3,292,571    $       1,638,271
    Investments in securities                                                                    2,097,362            6,213,825
    Accounts receivable, net of allowance for
     doubtful accounts of $52,690 and $2,000, respectively                                       2,750,507            1,315,021
    Inventory, net of reserve                                                                       38,355              146,239
    Prepaid expenses and other current assets                                                      440,620              392,783
                                                                                        ------------------    -----------------
                                                                                                 8,619,415            9,706,139



Property and equipment, net of accumulated depreciation                                          1,180,050            1,133,419
Product software development costs, net                                                            858,022              441,020
Accounts receivable, non-current                                                                         -            1,474,674
Other assets                                                                                       132,136              163,059
Investment in joint venture                                                                         47,854                   -
                                                                                        ------------------    -----------------
                                                                                        $       10,837,477    $      12,918,311
                                                                                        ==================    =================

                      Liabilities and Stockholders' Equity

Current liabilities
    Accounts payable and accrued liabilities                                            $          817,234    $         975,724
    Lease payable, current portion                                                                 119,757               73,463
    Accrued salaries and commissions                                                               416,382              565,524
    Fees reimbursable to health plans                                                              161,178              182,359
    Performance guarantee payable                                                                        -                    -
    Contract billings in excess of revenues                                                      1,245,862            1,717,657
    Deferred warranty revenue                                                                       23,652               33,235
    Income taxes payable                                                                            16,000                6,810
                                                                                        ------------------    -----------------
                                                                                                 2,800,065            3,554,772
Leases payable, long term                                                                          146,742               44,429
Contract billings in excess of revenue, long term                                                        -            2,270,928
                                                                                        ------------------    -----------------
                                                                                                 2,946,807            5,870,129
                                                                                        ------------------    -----------------

Commitments and contingencies

Stockholders' equity
    Common stock, $.001 par value, 40,000,000 shares
     authorized, 15,150,054 and 14,627,384 shares issued
     15,128,054 and 14,605,384 outstanding, respectively                                            15,150               14,627
    Paid-in capital                                                                             35,961,800           33,380,751
    Accumulated deficit                                                                       (28,004,017)         (26,264,572)
    Accumulated other comprehensive income
    Unrealized losses on securities available for sale                                             (6,638)              (6,999)
                                                                                        ------------------    -----------------
                                                                                                 7,966,295            7,123,807
      Less treasury stock at cost, 22,000 common shares                                           (75,625)             (75,625)
                                                                                        ------------------    -----------------
      Total stockholders' equity                                                                 7,890,670            7,048,182
                                                                                        ------------------    -----------------
                                                                                        $       10,837,477    $      12,918,311
                                                                                        ==================    =================



                                            QMED, INC. AND SUBSIDIARIES
                                       Consolidated Statements of Operations
                                      For the Three Months Ended November 30,


                                                                                              2004                   2003
                                                                                              ----                   ----
Sales
    Disease management services                                                      $          4,731,510   $        2,697,420
    Medical equipment                                                                              54,305               54,284
                                                                                     --------------------   -------------------
                                                                                                4,785,815            2,751,704
                                                                                     --------------------   -------------------

Cost of sales
    Disease management services                                                                 1,663,850             1,674,894

    Medical equipment                                                                             141,935                85,161
                                                                                     --------------------   -------------------

Cost of sales                                                                                   1,805,785             1,760,055
                                                                                     --------------------   -------------------

Gross profit                                                                                    2,980,030               991,649

Selling, general and administrative expenses                                                    1,665,666             1,759,999

Research and development expenses                                                                 196,599              223,2840
                                                                                     --------------------   -------------------

Income (loss) from operations                                                                   1,117,765             (991,634)

Interest expense                                                                                  (9,540)               (6,917)
Interest income, net                                                                               16,332               20,166
Loss in operations of joint venture                                                             (214,147)             (193,775)
                                                                                     --------------------   -------------------
Income (loss) before income tax benefit (provision)                                               910,410           (1,172,160)

    Gain on sale of state tax benefits                                                            229,724                    -

    Provision for state income taxes                                                              (4,000)               (6,700)
                                                                                     --------------------   -------------------

Net (loss) income                                                                    $          1,136,134   $       (1,178,860)
                                                                                     ====================   ===================
Basic (loss) income per share
    Weighted average shares outstanding                                                        14,920,523            14,603,552
                                                                                     ====================   ===================

    Basic (loss) earnings per share                                                  $               0.08   $             (.08)
                                                                                     ====================   ===================

Diluted (loss) income per share
    Weighted average shares outstanding                                                        16,719,362            14,603,552
                                                                                     ====================   ===================

Diluted (loss) earnings per share                                                    $               0.07   $              (.08)
                                                                                     ====================   ===================


                                            QMED, INC. AND SUBSIDIARIES
                                       Consolidated Statements of Operations
                                         For the Years Ended November 30,

                                                                       2004                   2003                   2002
                                                                       ----                   ----                   ----
Sales
    Disease management services                                $        15,343,884   $         12,650,406   $        12,324,877
    Medical equipment                                                      232,715                248,955               419,877
                                                               -------------------   --------------------   -------------------
                                                                        15,576,599             12,899,361            12,744,754
                                                               -------------------   --------------------   -------------------

Cost of sales
    Disease management services                                          8,618,542              6,534,116             5,392,550
    Medical equipment                                                      259,562                192,751               215,013
                                                               -------------------   --------------------   -------------------

Cost of sales                                                            8,878,104              6,726,867             5,607,563
                                                               -------------------   --------------------   -------------------

Gross profit                                                             6,698,495              6,172,494             7,137,191

Selling, general and administrative expenses                             7,288,783              6,875,834             5,789,730
Research and development expenses                                          903,921                905,360               999,985
Litigation settlement                                                            -                230,000                     -
                                                               -------------------   --------------------   -------------------
(Loss) income from operations                                           (1,494,209)            (1,838,700)              347,476

Interest expense                                                           (33,874)               (25,595)               (9,173)
Interest income, net                                                        68,238                 90,418               220,014
Loss in operations of joint venture                                       (502,027)              (362,499)              (47,500)
Other income                                                                 8,703                      -               104,444
                                                               -------------------   --------------------   -------------------

(Loss) income before income tax benefit (provision)                     (1,953,169)            (2,136,376)              615,261

    Gain on sale of state tax benefits                                     229,724                      -               129,885
    Provision for state income taxes                                       (16,000)               (15,000)              (40,000)
                                                               -------------------   --------------------   -------------------

Net (loss) income                                              $        (1,739,445)  $         (2,151,376)  $           705,146
                                                               ===================   ====================   ===================

Basic (loss) income per share
    Weighted average shares outstanding                                 14,766,895             14,568,781            14,433,922
                                                               ===================   ====================   ===================

    Basic (loss) earnings per share                            $             (0.12)  $               (.15)  $               .05
                                                               ===================   ====================   ===================

Diluted (loss) income per share
    Weighted average shares outstanding                                 14,766,895             14,568,781            16,587,169
                                                               ===================   ====================   ===================

Diluted (loss) earnings per share                              $             (0.12)  $               (.15)  $               .04
                                                               ===================   ====================   ===================

About QMed, Inc.
----------------
QMed, Inc., provides DM services to patients and physicians around the country through its health plan customers. The Company has been selected in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. In addition, QMed is the largest DM service provider to Medicare managed care plans. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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